Exhibit 99.1

ARES MANAGEMENT, L.P. REPORTS THIRD QUARTER RESULTS

LOS ANGELES—Ares Management, L.P. (NYSE:ARES) today reported its financial results for its third quarter ended September 30, 2016.

“Ares generated another quarter of strong financial results as third quarter economic net income and distributable earnings increased across all three investment groups compared to the same period last year,” said Tony Ressler, Chairman and Chief Executive Officer of Ares. “With more than $4 billion in new capital commitments during the third quarter, our broad investment platform continues to attract existing and new investors to our funds as they seek alternative, less correlated solutions in today’s low rate and low growth market environment.”

“In the third quarter, we benefited from positive fund investment performance, improved fee related earnings and realizations on a number of successful investments,” said Michael Arougheti, President of Ares. “In addition, we have a number of initiatives that we expect will help us drive higher fee related earnings margins in the coming years.”

Common Distribution

Ares declared a quarterly distribution of $0.20 per common unit, payable to common unitholders of record at the close of business on November 21, 2016, payable on December 5, 2016.

Preferred Distribution

A distribution of $0.4375 per Series A Preferred Unit has been declared with a payment date of December 31, 2016 to holders of record as of the close of business on December 15, 2016.

Additional Information

Ares issued a full detailed presentation of its third quarter 2016 results, which can be viewed at www.aresmgmt.com on the Investor Resources section of our home page under Events and Presentations. The presentation is titled Third Quarter 2016 Earnings Presentation. We also filed our Third Quarter 2016 Earnings Presentation on Form 8-K and our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2016 with the U.S. Securities and Exchange Commission on November 7, 2016.

Conference Call and Webcast Information

Ares will host a conference call on November 7, 2016 at 12:00 p.m. ET to discuss third quarter 2016 results. All interested parties are invited to participate via telephone or the live webcast, which will be hosted on a webcast link located on the Home page of the Investor Resources section of our website at http://www.aresmgmt.com. Please visit the website to test your connection before the webcast. Domestic callers can access the conference call by dialing (888) 317-6003. International callers can access the conference call by dialing +1 (412) 317-6061. All callers will need to enter the Participant Elite Entry Number 4606665 followed by the # sign and reference “Ares Management, L.P.” once connected with the operator. All callers are asked to dial in 10-15 minutes prior to the call so that name and company information can be collected. For interested parties, an archived replay of the call will be available through December 6, 2016 (Eastern Time) to domestic callers by dialing (877) 344-7529 and to international callers by dialing +1 (412) 317-0088. For all replays, please reference conference number 10093690. An archived replay will also be available through December 6, 2016 on a webcast link located on the Home page of the Investor Resources section of our website.

About Ares Management, L.P.

Ares Management, L.P. is a publicly traded, leading global alternative asset manager with approximately $97 billion of assets under management as of September 30, 2016 and more than 15 offices in the United States, Europe and Asia. Since its inception in 1997, Ares has adhered to a disciplined investment philosophy that focuses on delivering strong risk-adjusted investment returns throughout market cycles. Ares believes each of its three distinct but complementary investment groups in Credit, Private Equity and Real Estate is a market leader based on assets under management and investment performance. Ares was built upon the fundamental principle that each group benefits from being part of the greater whole. For more information, visit www.aresmgmt.com.

Forward-Looking Statements

Statements included herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which relate to future events or our future performance or financial condition. These statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission. Ares Management, L.P. undertakes no duty to update any forward-looking statements made herein or on the webcast/conference call.

Nothing in this press release constitutes an offer to sell or solicitation of an offer to buy any securities of Ares or an investment fund managed by Ares or its affiliates.

Investor Relations Contacts

Carl Drake	Veronica Mendiola	Cameron Rudd
cdrake@aresmgmt.com	vmendiola@aresmgmt.com	crudd@aresmgmt.com
(800) 340-6597